Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

John B. Scott
Secretary of State

Office of the Secretary of State

January 31, 2022

Attn: Niey-Bor Hsyung

Law Offices of Hsyung & Associates
7001 Corporate Drive, Suite 109
Houston, TX 77036 USA

RE: INNO HOLDINGS INC.
File Number: 804231040

It has been our pleasure to file the Certificate of Amendment for the referenced entity. Enclosed is the certificate evidencing filing. Payment of the filing fee is acknowledged by this letter.

If we may be of further service at any time, please let us know.

Sincerely,

Corporations Section
Business & Public Filings Division
(512) 463-5555

Enclosure

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

John B. Scott
Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING
OF

INNO HOLDINGS INC.
804231040

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

Dated: 01/24/2022

Effective: 01/24/2022

John B. Scott
Secretary of State

COPY

Form 424
(Revised 12/09)

Submit in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512/463-5709
Filing Fee: See instructions

Certificate of Amendment

This space reserved for office use.

FILED
In the Office of the
Secretary of State of Texas
JAN 24 2022
Corporations Section

Entity Information

The name of the filing entity is:

Inno Holdings, Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

- ☒ For-profit Corporation
- ☐ Nonprofit Corporation
- ☐ Cooperative Association
- ☐ Limited Liability Company
- ☐ Professional Corporation
- ☐ Professional Limited Liability Company
- ☐ Professional Association
- ☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 804231040

The date of formation of the entity is: 09/08/2021

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☒ B. The registered agent is an individual resident of the state whose name is:

Dekui		LIU	
First Name	*M.I.*	*Last Name*	*Suffix*

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

6910 Oak Lane	Richmond	TX	77046
Street Address (No P.O. Box)	*City*	*State*	*Zip Code*

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ **Add** each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☒ **Alter** each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

Pursuant to Section 21.364 of Texas Business Organization Code, Directors have unanimously voted and approved the amendment per the munites of meeting to increase aggregate number of authorized to 20,000,000.

Article Five: The aggregate number of shares with the Corporation shall have authority to issue is Twenty Million (20,000,000). The per value of each share shall be determined by Board of Directors.

☐ **Delete** each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.